Exhibit 4.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between Ipsidy Inc., a Delaware corporation (the “Company”), and the undersigned purchaser or purchasers (the “Purchaser”, and collectively with other purchasers similarly situated, the “Purchasers”) as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1. Purchase of Securities.  Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for a convertible promissory note (“Note”) in an amount equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”). The Note shall be in the form attached as Exhibit A hereto and shall be convertible into shares (“Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) (sometimes the Notes and the Shares are collectively referred to as the “Securities”).  The offering, purchase and sale of the Securities is referred to herein as the “Offering.”

2. Closing.

(a) On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Company a completed and duly executed signature page of this Agreement; andthe completed Confidential Purchaser Questionnaire contained in Section 9 hereto.

(b) Immediately following acceptance by the Company of the Purchaser’s Agreement in accordance with subsection (c) below, the Purchaser shall be obligated to deliver funds for the Subscription Amount no later than two (2) business days thereafter. If the Subscription Amount is to be paid by check, the check must be mailed to the Company in time to be received by relevant Closing Date described below. If the Subscription Amount is to be paid by wire transfer, it must be wired in accordance with the instructions set forth in Schedule 2(b).

(c) This Agreement sets forth various representations, warranties, covenants, and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company or the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto.  Upon the Company’s acceptance of the Purchaser’s subscription and receipt of the Subscription Amount, on the applicable Closing Date, the Company shall deliver to the Purchaser a duly executed copy of each of the Agreement and the Note.

(d) Purchases and sales of the Securities shall be initially consummated on or before December 31, 2019 (the “Initial Closing Date”) in the amount of at least $750,000, and shall thereafter be additionally consummated in one or more additional purchases and sales, in increments of at least $25,000 (provided that, in its sole discretion and without notice to Purchasers, the Company may accept subscriptions for lesser amounts) (each such consummation, if any, a “Subsequent Closing” occurring on a “Subsequent Closing Date”), with all purchases and sales to be consummated on the earlier to occur of: (i) January 31, 2020 (the “Termination Date”) and (ii) the date determined by the Company to be the “Final Closing Date”, (each of the Initial Closing Date, any Subsequent Closing Date and the Final Closing Date being referred to as a “Closing Date”), provided that the Termination Date may be extended by one 30-day period in the sole discretion of the Company without notice to Purchasers. In the event there is not an initial consummation of at least $750,000 of purchases and sales on or before the Initial Closing Date, the Offering shall be cancelled, unless all of the Purchasers otherwise agree. There is no maximum amount of the Offering.

3. Company Representations and Warranties. The Company hereby represents and warrants that, as of each of the date of this Agreement and the Closing Date applicable to the Purchaser:

(a) Organization, Good Standing and Qualification. The Company is a Delaware corporation. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing. The Company has the necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and all other agreements referred to herein (collectively, the "Related Agreements"), to issue and sell the Notes and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All references in this Section 3 to the Company shall include reference to the Subsidiaries, unless the context otherwise requires.

(b) Capitalization; Voting Rights.

(i) The capitalization of the Company is set forth in Schedule 3(b) hereto. Other than as set forth in Schedule 3(b) and shares of common stock reserved for issuance under the Notes being sold pursuant to this Agreement and except as set forth in the Company’s filings with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), copies of which may be accessed through the Commission at www.sec.gov (the “34 Act Filings”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the issuance of shares of common stock of the Company.

(iii) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation, as amended (the "Charter"). When issued in compliance with the provisions of this Agreement and the Company's Charter, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(c) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Related Agreements has been taken or will be taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) as limited by general principles that restrict the availability of equitable remedies.

(d) Liabilities. Except as set forth in the 34 Act Filings, the Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which are not, either in any individual case or in the aggregate, material.

(e) Agreements; Action. Except as set forth in the 34 Act Filings, or as contemplated by the terms of this Agreement or any other agreements to be entered into between the Company and the Purchaser, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may provide for (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 (other than obligations of, or payments to, the Company arising from agreements for the supply of products or services entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from agreements for the supply of products or services entered into in the ordinary course of business), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services.

(f) Changes. Except as set forth in the 34 Act Filings, since September 30, 2019, there has not been:

(i) Any material change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(ii) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(ii) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(iii) Any waiver by the Company of a right deemed valuable by the Company or of a material debt owed to it;

(iv) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

(v) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(vi) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

(g) Title to Properties and Assets; Liens, Etc. Except as set forth in the 34 Act Filings, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.

(h) Intellectual Property.

(i) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted without any known infringement of the rights of others.

(vii) The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

(i) Compliance with Other Instruments. The Company is not in violation or default of any material term of the Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.

(j) Litigation. Except as set forth in the 34 Act Filings, there is no action, suit or proceeding pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for any of the foregoing. Except as set forth in the 34 Act Filings, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(k) Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the date hereof, have been paid or will be paid prior to the time they become delinquent.

(l) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

(m) Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

(n) Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws. The Company shall notify the Securities & Exchange Commission (“SEC”) in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Offering Materials, including filing a Form D with respect to the Common Stock, as required under Regulation D and applicable “blue sky” laws if such Common Stock is offered pursuant to Rule 506 of Regulation D and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Stock to the Purchasers.

4. Purchaser Acknowledgements and Representations.  In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance.  The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of federal, state or foreign securities laws.

(b) Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company, or is cancelled pursuant to Section 2(d) above.

(c) Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities. The Purchaser hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D promulgated under the Securities Act. The Purchaser understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

(e) Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser’s attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser’s professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser’s financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.  The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in Section 5.

(f) Brokers and Finders.  No broker-dealer has been engaged in connection with the sale of the Securities, except as disclosed.

(g) Investment Purpose.  Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

(h) Reliance on Exemptions.  Purchaser understands that the Securities have not been registered with the SEC and are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and the information provided in Section 9 in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(i) Restricted Securities.  Purchaser understands that the Securities are “restricted securities” under applicable securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or Common Stock underlying the Securities for resale.

(j) Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(k) Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Securities at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities.  The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(l) Information.  The Purchaser has reviewed the 34 Act Filings including the Risk Factors contained therein and the risk factors which have been separately delivered to the Purchaser by the Company and are attached hereto as Exhibit B. The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise of the future performance of the Company.  The Purchaser acknowledges that the Company nor anyone acting on the Company’s behalf makes any warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful.  The Purchaser understands that all of the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(m) Authorization; Enforcement.  The Agreement and each Related Agreement to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(n) Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Purchaser Questionnaire; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Purchaser Questionnaire.

(o) Communication of Offer. The Purchaser was contacted by the Company with respect to a potential investment in the Securities.  The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(p) No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(q) Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Agreement and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(r) No Other Representations.  Other than the representations and warranties contained in the Agreement, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

5. Use of Proceeds. In addition to the other agreements and covenants set forth herein, the Company agrees to use the net proceeds from the Offering for working capital, operations and further development of its identify transaction platform and the Company shall not, directly or indirectly, use such proceeds for any distribution or dividend to any shareholder of the Company.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing each of the Securities shall bear a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

(ii) Any legend required to be placed thereon by any appropriate securities commission or commissioner.

(b) Stop-Transfer Notices.  The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Conditions to Closing.

(a) Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) The Purchaser shall have complied with Sections 2(a) and (b);

(ii) The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b) Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i) The Company shall have complied with Section 2(d);

(ii) The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date;

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(iv) No event shall have occurred which would reasonably be expected to have a Material Adverse Effect.

8. Miscellaneous.

(a) Governing Law & Jurisdiction.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each party hereby irrevocably consents to suit in and submits to the exclusive jurisdiction of the Courts, Federal and State, located in the State of New York for the adjudication of any dispute hereunder or in connection herewith.

(b) Entire Agreement; Enforcement of Rights.  This Agreement together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices.   Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent by email or facsimile transmission, addressed as follows:

if to the Company, to it at:

Ipsidy Inc.

670 Long Beach Blvd.

Long Beach, NY 11561

Attention: General Counsel Email: legal@ipsidy.com

Facsimile: 516-274-0573

with a copy to:

Stephen M. Fleming, Esq. Fleming PLLC

30 Wall Street, 8th Floor New York, NY 10005

Email: smf@flemingpllc.com

Facsimile: 516-977-1209

if to the Purchaser, to the Purchaser’s address indicated on the signature page of this Agreement.

All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received.

(f) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns.  The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h) Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(k) Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

 (l) Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

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9. Confidential Purchaser Questionnaire.

The purpose of the following information is to assure the Company may rely on the exemptions from the registration requirements of the Securities Act, afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and of any applicable state statutes or regulations.

Please answer every question. Your answers will at all times be kept strictly confidential. However, by signing an Purchaser Questionnaire, you agree that the Company may present such Purchaser Questionnaire to such parties as it deems appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration under Section 4(a)(2) of the Securities Act, Regulation D or any state securities statutes or regulations, or if the contents are relevant to any issue in any action, suit or proceeding to which the Company or any agent of the Company involved in offering the debentures and warrants is a party or by which it is or may be bound. Your investment will not be accepted until the Company determines that you satisfy all of the suitability standards.

(a) The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property, real estate, cash, short-term investments, stock and securities but excluding your principal residence. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ___	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the securities.

Category D ___	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E ___	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F ___	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

Category G ___	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ___	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

(b) SUITABILITY (please answer each question)

(i) For an individual Purchaser, please describe your current employment, including the company by which you are employed and its principal business:

(ii) For an individual Purchaser, please describe any college or graduate degrees held by you:

(iii) For all Purchasers, please list types of prior investments:

(iv) For all Purchasers, please state whether you have participated in other private placements before:

YES_______ NO_______

(v) If your answer to question (iv) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Companies with no, or insignificant, assets and operations
Frequently
Occasionally
Never

(vi) For individual Purchasers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______ NO_______

(vii) For trust, corporate, partnership and other institutional Purchasers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______ NO_______

(viii) For all Purchasers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______ NO_______

(ix) For all Purchasers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______ NO_______

(x) For all Purchasers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______ NO_______

(c) MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

Individual Ownership

Community Property

Joint Tenant with Right of Survivorship (both parties must sign)

Partnership

Tenants in Common

Company

Trust

Other

(d) FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

Yes _________ No __________

If Yes, please describe:

*If Purchaser is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of FINRA Member Firm

By:
Authorized Officer

Date:

(e) The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Purchaser Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that the Purchaser has carefully reviewed and understands, and voluntarily enters into, this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of _____ __, 2019.

$____________________________________	(the “Subscription Amount”)

Signature	Signature (if purchasing jointly)

Name	Name

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

E-mail address	E-mail address

Facsimile	Facsimile

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:________________________________

AGREED AND ACCEPTED as of ______________________, 2019.

IPSIDY INC.

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[see attached]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: _____, 2019

Original Conversion Price (subject to adjustment herein): $0.08

Principal Amount

$_______________

8.0% CONVERTIBLE NOTE

DUE 2021

THIS 8.0% CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 8.0% Convertible Notes of Ipsidy Inc., a Delaware corporation, (the “Company”), having its principal place of business at 670 Long Beach Boulevard, Long Beach, New York 11561, designated as its 8.0% Convertible Note due 2021 (this note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), the principal sum of $_______________ on November 30, 2021 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 90 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors or (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of the following (a) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or (b) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the Shares issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Forced Conversion” shall have the meaning set forth in Section 6.

“Holder” shall mean the original Person to whom this Note is issued pursuant to the Purchase Agreement, or any transferee of this Note whose name is registered as the Holder on the Note Register.

“Note Register” means the records of the Company regarding registration and transfers of this Note.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Person” means any natural person, or any partnership, trust, corporation or other entity existing under the laws of any jurisdiction.

“Prepayment Notice” shall have the meaning set forth in Section 2(c).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of [●], 2019 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of the Company’s Common Stock $0.0001 par value.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Stern Note” means that certain note issued as of January 31, 2017 to the Trustees of the Theodore Stern Revocable Trust, in the outstanding principal amount of $2,000,000 plus accrued interest.

“Trading Day” means a day on which the principal trading market for the Shares is open for trading.

Section 2. Interest; Prepayment.

a) Payment of Interest in Cash or Shares. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of 8.0% per annum payable on the Maturity Date, or upon an earlier Conversion Date, in cash or, at the Holder’s option, in duly authorized, validly issued, fully paid and non-assessable Shares at the Conversion Price, or a combination thereof.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, and shall accrue daily commencing on the Original Issue Date until payment or conversion in full of the outstanding Principal Amount, together with all accrued and unpaid interest. Interest shall cease to accrue with effect from the Conversion Date, with respect to any Principal Amount or part thereof converted, provided that, the Company actually delivers the Conversion Shares.

c) Prepayment. The Company shall have the option to pre-pay all or a portion of the remaining outstanding principal and interest amount of this Note in cash. If only a portion of the Notes are pre-paid, such pre-payment will be made on a pro-rata basis to all Holders of Notes. If the Company wishes to prepay this Note it shall first give not less than ten (10) business days’ notice to the Holder (“Prepayment Notice”) of its intention to do so and the Holder shall have the right to convert the Note pursuant to Section 4(a) prior to such prepayment.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time until the Principal Amount is paid in full, this Note shall be convertible at the option of the Holder, in whole or in part, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof) into that number of Conversion Shares as is determined in accordance with this Section.

b) Change of Control Transaction. In the event of a Change of Control Transaction prior to the conversion or the repayment of this Note, at the closing of such Change of Control, the Holder may elect that either: (i) the Company will pay the holder of such Note an amount equal to the sum of (x) all accrued and unpaid interest due on this Note and (y) the Principal Amount; or (ii) such Note will convert into that number of Conversion Shares as is determined in accordance with this Section.

c) The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount to be converted and the date on which such conversion shall be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date.

d) Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the amount converted. The Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount may be less than the amount stated on the face hereof.

e) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.08, subject to adjustment herein (the “Conversion Price”).

f) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount and all accrued but unpaid interest to be converted by (y) the Conversion Price.

ii. Delivery of Shares Upon Conversion. Not later than ten (10) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a book entry statement representing the Conversion Shares, together with any Shares representing the payment of accrued interest and a bank check or electronic payment in the amount of accrued and unpaid interest (if the Holder has elected to receive any accrued interest in cash). Provided, however, if the Conversion Date is on or after the six month anniversary of the Original Issue Date and if the Conversion Shares or interest Shares shall be free of trading restrictions (other than those which may then be required by the Purchase Agreement) the Company may deliver any Shares required to be delivered by the Company under this Section 4(f) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Shares. If, in the case of any Notice of Conversion, such Shares are not delivered to or as directed by the Holder by the Share Delivery Date (provided the Holder gave accurate delivery instructions), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company any Shares issued to such Holder pursuant to the rescinded Conversion Notice but received by the Holder after such rescission.

iv. Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the conversion of this Note. As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Share.

v. Transfer Taxes and Expenses. The issuance of Conversion Shares shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

g) Holder’s Conversion Limitations.

(i) The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), except to the extent that the Holder already owns in excess of the Beneficial Ownership Limitation as of the Conversion Date.

(ii) For purposes of the foregoing sub-section, the number of Shares beneficially owned by the Holder and its Affiliates shall include the number of Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Shares which are issuable upon (i) conversion of the remaining, unconverted Principal Amount beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or Warrants or Options) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which Principal Amount is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which Principal Amount is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) For purposes of this Section 4(d), in determining the number of outstanding Shares, the Holder may rely on the number of outstanding Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Shares outstanding.  Upon the request of a Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of Shares then outstanding.  In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Shares was reported.

(v) The “Beneficial Ownership Limitation” shall be 4.99% of the number of Shares outstanding immediately after giving effect to the issuance of Conversion Shares issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of this Note and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation..

Section 5. Security; Priority.

a) Security. This Note is a general unsecured obligation of the Company.

b) Priority – Senior Debt. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Equity Securities.

c) Priority – Stern Note.

(i) The Notes are superior in right of payment to the Stern Note to the extent of the aggregate Principal Amount of all Notes equal to $1,000,000. The aggregate Principal Amount of all Notes in excess of $1,000,000, shall be subordinated in right of payment to the Stern Note. Subject to the foregoing the Notes shall rank pari passu with all other unsecured indebtedness of the Company.

(ii) To the extent that the aggregate outstanding Principal Amount of all Notes exceeds $1,000,000 on the date when the priority falls to be determined, the Principal Amount to which the Notes’ priority applies shall be determined by multiplying the Principal Amount of this Note by a fraction the numerator of which is $1,000,000 and the denominator of which is the aggregate outstanding Principal Amount of all Notes, as of the relevant date. The remaining balance of the Principal Amount shall be subordinate to the Stern Note.

(iii) For the avoidance of doubt nothing in this Section shall prevent or restrict the payment of any amount when due under the Stern Note, except in the case of an Event of Default under this Note, or the occurrence of any facts and circumstances which with the passing of time, or giving of notice would constitute an Event of Default under this Note, in which case the Company will not make any such payment otherwise due under the Stern Note. Holder acknowledges that in the ordinary course interest and principal are due under the Stern Note prior to the Maturity Date of this Note.

Section 6. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Shares, (ii) subdivides outstanding Shares into a larger number of Shares, (iii) combines (including by way of a reverse stock split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 6 shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding any treasury shares of the Company) issued and outstanding.

c) Notice to the Holder; Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 7. Forced Conversion. Amendment.

a) Forced Conversion. Notwithstanding anything herein to the contrary, if after the Original Issue Date, Holders owning outstanding Notes representing in excess of half of the aggregate outstanding Principal Amount of all Notes (“Requisite Noteholders”) provide notice to the Company of their intent to convert their Notes, then this Note plus unpaid interest and other amounts owing to the Holder under this Note shall be automatically converted.

b) Amendment. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of the Purchase Agreement or the Notes may be amended and the observance of any term of the Purchase Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 7(b) will be binding upon each party to a Purchase Agreement and each Holder of this Note and all Notes then outstanding and each future holder of all such Notes.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events:

i. any default in the payment of (A) the Principal Amount of any Note or (B) interest as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment above, is not cured within 30 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 30 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 30 Trading Days after the Company has become or should have become aware of such failure;

iii. any representation or warranty made in this Note or the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. the Company shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under (1) The Purchase Agreement; (2) The Stern Note (3) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs and such Event of Default is not cured within thirty (30) days of the Company learning of such Event of Default, the outstanding Principal Amount, plus accrued but unpaid interest through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent by email or facsimile transmission, addressed as follows:

if to the Company, to it at:

Ipsidy Inc.

670 Long Beach Blvd.

Long Beach, NY 11561

Attention: General Counsel Email: legal@ipsidy.com

Facsimile: 516-274-0573

with a copy to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor New York, NY 10005

Email: smf@flemingpllc.com

Facsimile: 516-977-1209

if to the Holder, to the Holder’s address indicated in the Note Register.

All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably consents to suit in and submits to the exclusive jurisdiction of the Courts, Federal and State, located in the State of New York for the adjudication of any dispute hereunder or in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Remedies, and Information.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

IPSIDY INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8.0% Convertible Note due 2021 of Ipsidy Inc., a Delaware corporation (the “Company”), into Shares (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no
If yes, $____________ of Interest to be paid in Common Stock.

Number of Shares to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

Schedule 1

CONVERSION SCHEDULE

The 8.0% Convertible Notes due 2021 in the aggregate principal amount of $____________ are issued by Ipsidy Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

EXHIBIT B

RISK FACTORS

[see attached]

SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 2(B)

Account Name:	Ipsidy Inc.
Account #:	4830 4364 4231
ABA #:	026009593 (wire)
Bank:	Bank of America
Address:	PO Box 25118, Tampa, Florida 33622-5118

Schedule 3(b) Capitalization

Capitalization Table – November 20, 2019
Common Shares Outstanding*	518,125,454
Stock Options	106,400,006
Warrants	47,453,227
671,978,687

The weighted average exercise price of the stock options is approximately $0.20. The weighted average exercise price of the warrants is approximately $0.09.

*Does not include Shares which may arise on conversion of interest payable under that certain Senior Unsecured Note in the outstanding principal amount of $2,000,000, issued as of January 31, 2017 to the Theodore Stern Revocable Trust (“Lender”), which at the option of the Lender may be converted to Shares of common stock at a conversion price under of $0.20 cents, in respect of all interest accrued through the date of repayment. Such conversion right does not apply to the principal amount.